Exhibit 99.1

McKESSON REPORTS FISCAL 2016 FOURTH-QUARTER

AND FULL-YEAR RESULTS

•	Revenues of $46.7 billion for the fourth quarter and $190.9 billion for the full year, up 7% year-over-year.

•	Fourth-quarter GAAP earnings per diluted share from continuing operations of $1.97 and full-year GAAP earnings per diluted share from continuing operations of $9.84, up 31% year-over-year.

•	Fourth-quarter Adjusted Earnings per diluted share of $2.44 and full-year Adjusted Earnings per diluted share of $12.08, up 9% year-over-year.

•	Excluding Cost Alignment Plan charges of 73 cents and the previously-recorded gains on the sale of two businesses of 29 cents from Adjusted Earnings, full-year results per diluted share of $12.52, up 14% on a constant currency basis, year-over-year.

•	Fiscal 2016 cash flow from operations of $3.7 billion, up 18% year-over-year.

•	Fiscal 2017 Outlook: $13.30 to $13.80 per diluted share, which excludes approximately 12 to 15 cents in expected charges to Adjusted Earnings for the Cost Alignment Plan.

SAN FRANCISCO, May 4, 2016 – McKesson Corporation (NYSE:MCK) today reported that revenues for the fourth quarter ended March 31, 2016 were $46.7 billion, up 4% compared to $44.9 billion a year ago. On a constant currency basis, revenues increased 5% over the prior year. On the basis of U.S. generally accepted accounting principles (“GAAP”), fourth-quarter earnings per diluted share from continuing operations was $1.97 compared to $1.69 a year ago. Fourth-quarter Adjusted Earnings per diluted share was $2.44, down 17% compared to the prior year.

For the fiscal year, McKesson had revenues of $190.9 billion, up 7% compared to $179.0 billion a year ago. On a constant currency basis, revenues increased 9% over the prior year. Full-year GAAP earnings per diluted share from continuing operations was $9.84 compared to $7.54 a year ago, up 31% year-over-year. Full-year Adjusted Earnings per diluted share was $12.08, up 9% compared to the prior year.

Full-year GAAP and Adjusted Earnings include pre-tax charges totaling $229 million, or 73 cents per diluted share, related to the company’s cost alignment plan as disclosed in March 2016 (the “Cost Alignment Plan”). Full-year GAAP and Adjusted Earnings also include pre-tax gains of $103 million, or 29 cents per diluted share, related to the sale of two businesses earlier in Fiscal 2016. Excluding the Cost Alignment Plan charges and the gains on the sale of two businesses from Adjusted Earnings, full-year results per diluted share was $12.52, up 14% on a constant currency basis, year-over-year.

“I am pleased with our fourth-quarter results, driven by solid execution across both our Distribution Solutions and Technology Solutions segments,” said John H. Hammergren, chairman and chief executive officer. “Fiscal 2016 was a year of growth at McKesson, and I am encouraged by the many new and expanded customer relationships throughout our businesses. McKesson’s focus on driving value and innovation in our daily interactions with our customers, built on a deep foundation of operational excellence, will continue to propel our company going forward as we look to Fiscal 2017 and beyond.”

For the full year, McKesson generated cash from operations of $3.7 billion, repaid approximately $1.6 billion in long-term debt and ended the year with cash and cash equivalents of $4.0 billion. During the year, McKesson had internal capital spending of $677 million, spent $40 million on acquisitions, repurchased approximately $1.5 billion of its common stock and paid $244 million in dividends.

“We delivered strong cash flow results for Fiscal 2016, which exceeded our original expectations,” Hammergren commented. “In Fiscal 2016, we executed across the full range of our portfolio approach to capital deployment, which included capital investments in support of growth of our businesses, more than $4.0 billion in announced acquisitions, which will contribute to McKesson’s growth in Fiscal 2017 and beyond, $1.5 billion in share repurchases, and $244 million in dividends paid. I am exceptionally proud of our disciplined approach to capital deployment and our track record of creating long-term value for our shareholders.”

Segment Results

Distribution Solutions revenues were $45.9 billion for the quarter, up 4% on a reported basis and 5% on a constant currency basis. For the full year, Distribution Solutions revenues were $188.0 billion, up 7% on a reported basis and 9% on a constant currency basis, compared to the prior year.

North America pharmaceutical distribution and services revenues were $38.7 billion for the quarter, up 5% on a reported basis and 6% on a constant currency basis, primarily reflecting market growth and growth from existing customers. For the full year, North America pharmaceutical distribution and services revenues were $158.5 billion, up 10% on a reported basis and 11% on a constant currency basis, compared to the prior year.

International pharmaceutical distribution and services revenues were $5.8 billion for the quarter, down 1% on a reported basis and up 2% on a constant currency basis, driven by market growth. For the full year, International pharmaceutical distribution and services revenues were $23.5 billion, down 11% on a reported basis and up 1% on a constant currency basis, compared to the prior year.

Medical-Surgical distribution and services revenues were up modestly for the fourth quarter and full year, driven by market growth, partially offset by the sale of our ZEE Medical business in the second quarter.

Fourth-quarter Distribution Solutions GAAP operating profit was $811 million and GAAP operating margin was 1.77%. On a constant currency basis, fourth-quarter adjusted operating profit was $970 million and adjusted operating margin was 2.09%.

For the full year, Distribution Solutions GAAP operating profit was $3.6 billion and GAAP operating margin was 1.89%. On a constant currency basis, full-year adjusted operating profit was $4.4 billion, up 5% compared to the prior year, and adjusted operating margin was 2.28%. Distribution Solutions fourth-quarter and full-year results include $161 million in pre-tax charges related to the Cost Alignment Plan.

“Distribution Solutions concluded another solid year with good performance within the segment. During Fiscal 2016, we expanded our global pharmaceutical sourcing and procurement scale, grew our Health Mart franchise to more than 4,600 members, delivered strong growth in our Specialty Health and Canadian businesses, and continued to successfully execute on our planned Celesio acquisition synergies,” said Hammergren.

Technology Solutions products and services revenues were down 5% for the fourth quarter and down 6% for the full year. Fourth-quarter and full-year Technology Solutions revenues were impacted by an anticipated year-over-year decline in our hospital software business and the sale of our nurse triage business in the first quarter. This revenue decline was partially offset by growth in our other technology businesses.

In the fourth quarter, GAAP operating profit was $93 million and GAAP operating margin was 12.67%. Fourth-quarter adjusted operating profit was $99 million and adjusted operating margin was 13.45% on a constant currency basis.

For the full year, GAAP operating profit was $519 million and GAAP operating margin was 17.99%. For the full year, adjusted operating profit was $542 million and adjusted operating margin was 18.72% on a constant currency basis. Technology Solutions fourth-quarter and full-year results include $51 million in pre-tax charges related to the Cost Alignment Plan.

“Our Technology Solutions segment had strong performance in Fiscal 2016. Over the past few years, we have made significant progress in shaping the focus of our Technology Solutions portfolio and have delivered meaningful improvements in our core, adjusted operating margin rate for the segment,” added Hammergren.

Fiscal Year 2016 Reconciliation of GAAP Results to Adjusted Earnings

Adjusted Earnings per diluted share of $12.08 for the fiscal year ended March 31, 2016 excludes the following GAAP items:

•	Amortization of acquisition-related intangible assets of $1.27 per diluted share;

•	Acquisition expenses and related adjustments of 34 cents per diluted share; and

•	LIFO inventory-related adjustments of 63 cents per diluted share.

Fiscal Year 2017 Outlook

For the fiscal year ending March 31, 2017, McKesson expects $13.30 to $13.80 per diluted share, which excludes approximately 12 to 15 cents in expected charges from Adjusted Earnings related to the Cost Alignment Plan.

“Our Fiscal 2017 outlook balances solid growth across our businesses and growth from capital deployment, with the negative impact from customer consolidation and generic pharmaceutical pricing trends in the United States,” concluded Hammergren.

Key Assumptions for Fiscal Year 2017 Outlook

The Fiscal 2017 outlook is based on the following key assumptions and is also subject to the Risk Factors outlined below:

•	Distribution Solutions revenue growth is expected to increase by high-single digits driven by market growth and acquisitions.

•	We expect North America pharmaceutical distribution and services to deliver high-single digit revenue growth in Fiscal 2017.

•	International pharmaceutical distribution and services revenues are anticipated to grow low-double digits on a constant currency basis in Fiscal 2017.

•	Medical-Surgical distribution and services is expected to deliver mid-single digit revenue growth in Fiscal 2017.

•	Technology Solutions revenues are expected to be down slightly year-over-year driven by an anticipated revenue decline in our hospital software business.

•	Fiscal 2017 branded pharmaceutical price trends in the U.S. market are expected to be modestly below those experienced in Fiscal 2016.

•	We expect a nominal contribution to our Fiscal 2017 results from generic pharmaceuticals that increase in price.

•	We expect the profit contribution from the launch of new oral generic pharmaceuticals in the U.S. market to decrease year-over-year.

•	Proceeds from anticipated antitrust litigation settlements are estimated to be $140 million, pre-tax, for Fiscal 2017, compared to $76 million, pre-tax, in Fiscal 2016.

•	Fiscal 2017 pre-tax charges associated with our Cost Alignment Plan are expected to be between $40 million and $50 million and are excluded from our Fiscal 2017 outlook of $13.30 to $13.80 per diluted share.

•	The guidance range assumes a full-year adjusted tax rate of approximately 31.0%, which may vary from quarter to quarter.

•	Property acquisitions and capitalized software expenditures are expected to be between $700 million and $800 million.

•	We assume that our ownership position in Celesio will be approximately 76% for Fiscal 2017.

•	We expect the impact of foreign currency exchange rate movements will have a net unfavorable impact of approximately 3 cents per diluted share year-over-year as modest improvements in the Euro / USD average rate will be more than offset by the GBP / Euro average rate when compared to the prior year.

•	Weighted average diluted shares used in the calculation of earnings per share are expected to be approximately 228 million for the year.

•	Cash flow from operations is expected to increase approximately 15% year-over-year, excluding approximately $270 million in cash payments expected in Fiscal 2017 related to the Cost Alignment Plan and a settlement agreement with the U.S. Drug Enforcement Administration and the U.S. Department of Justice as disclosed in April 2015.

•	Based on acquisitions announced as of March 31, 2016:

•	We expect amortization of acquisition-related intangible assets of approximately $1.36 per diluted share;

•	We expect acquisition expenses and related adjustments of 30 cents per diluted share; and

•	We expect LIFO inventory-related charges of 48 cents per diluted share.

•	The Fiscal 2017 guidance range does not include the impact of any potential new acquisitions or divestitures, impairments or incremental material restructuring charges, or any potential claim or litigation reserve adjustments beyond those disclosed in the Form 8-K as filed on March 18, 2016.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments reflecting changes to the company’s reserves for controlled substance distribution claims and average wholesale price litigation matters, and Last-In-First-Out (“LIFO”) inventory-related adjustments. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Constant Currency

McKesson also presents its financial results on a constant currency basis. The company conducts business worldwide in local currencies, including the Euro, British pound and Canadian dollar. As a result, the comparability of the financial results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. Constant currency information is presented to provide a framework for assessing how the company’s business performed excluding the effect of foreign currency exchange rate fluctuations. The supplemental constant currency information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; fluctuations in foreign currency exchange rates; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition and industry consolidation; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products or services to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities; inability to realize the expected benefits from the company’s restructuring and business process initiatives; difficulties with outsourcing and similar third party relationships; risks associated with the company’s retail expansion; and the company’s inability to keep existing retail store locations or open new retail locations in desirable places. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

The company has scheduled a conference call for today, Wednesday, May 4th, at 5:00 PM ET. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Erin Lampert, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. The live webcast and supplementary slide presentation for the conference call can be accessed on the company’s Investor Relations website at http://investor.mckesson.com.

A telephonic replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 719-457-0820 and the pass code is 8642209.

The audio webcast and supplemental slide presentation will be archived on the company’s Investor Relations website after the conclusion of the call. Shareholders are encouraged to review SEC filings and the supplementary slide presentation for the conference call, which are located on the company’s website.

About McKesson Corporation

McKesson Corporation, currently ranked 11th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. McKesson partners with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

###

Contact:

Erin Lampert, 415-983-8391 (Investors and Financial Media)

Erin.Lampert@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended March 31,			Year Ended March 31,
	2016	2015	Change	2016	2015	Change
Revenues	$46,678	$44,925	4%	$190,884	$179,045	7%
Cost of sales (1) (4)	(43,826)	(42,008)	4	(179,468)	(167,634)	7

Gross profit	2,852	2,917	(2)	11,416	11,411	—
Operating expenses (2) (3)	(1,909)	(2,067)	(8)	(7,668)	(8,293)	(8)
Restructuring charges (4)	(203)	—	—	(203)	—	—
Claim and litigation charges (5)	—	(150)	(100)	—	(150)	(100)

Total operating expenses	(2,112)	(2,217)	(5)	(7,871)	(8,443)	(7)

Operating income	740	700	6	3,545	2,968	19
Other income, net	15	10	50	58	63	(8)
Interest expense	(86)	(90)	(4)	(353)	(374)	(6)

Income from continuing operations before income taxes	669	620	8	3,250	2,657	22
Income tax expense (6)	(204)	(209)	(2)	(908)	(815)	11

Income from continuing operations after tax	465	411	13	2,342	1,842	27
Loss from discontinued operations, net of tax (7)	(21)	(267)	(92)	(32)	(299)	(89)

Net income	444	144	208	2,310	1,543	50
Net income attributable to noncontrolling interests	(13)	(12)	8	(52)	(67)	(22)

Net income attributable to McKesson Corporation	$431	$132	227%	$2,258	$1,476	53%

Earnings (loss) per common share attributable to McKesson Corporation (8)
Diluted
Continuing operations	$1.97	$1.69	17%	$9.84	$7.54	31%
Discontinued operations	(0.09)	(1.13)	(92)	(0.14)	(1.27)	(89)

Total	$1.88	$0.56	236%	$9.70	$6.27	55%

Basic
Continuing operations	$1.99	$1.72	16%	$9.96	$7.66	30%
Discontinued operations	(0.09)	(1.15)	(92)	(0.14)	(1.29)	(89)

Total	$1.90	$0.57	233%	$9.82	$6.37	54%

Dividends declared per common share	$0.28	$0.24		$1.08	$0.96

Weighted average common shares
Diluted	229	236	(3)%	233	235	(1)%
Basic	227	232	(2)	230	232	(1)

(1)	Fourth quarters and fiscal years of 2016 and 2015 include pre-tax charges of $29 million and $50 million and $244 million and $337 million related to our last-in-first-out (“LIFO”) method of accounting for inventories within our Distribution Solutions segment. Fiscal year 2016 includes $76 million of net cash proceeds representing our share of antitrust legal settlements.
(2)	Fiscal year 2016 includes a pre-tax gain of $52 million ($29 million after-tax) recognized from the sale of our ZEE Medical business within our Distribution Solutions segment.
(3)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the sale of our nurse triage business within our Technology Solutions segment.
(4)	During the fourth quarter of fiscal year 2016, the Company approved a restructuring plan to reduce its operating expenses (“Cost Alignment Plan”) and recorded pre-tax restructuring charges of $229 million. Charges were recorded as follows: $26 million in cost of sales and $203 million in operating expenses.
(5)	Fiscal year 2015 included a charge related to the settlement of our controlled substance distribution claims within our Distribution Solutions segment.
(6)	Fiscal year 2016 includes a $19 million tax benefit related to enacted tax law changes in foreign jurisdictions and a $25 million tax benefit related to the reversal of a tax reserve.
(7)	Fiscal year 2015 included a $241 million pre-tax ($235 million after-tax) non-cash impairment charges related to our Brazilian pharmaceutical business.
(8)	Certain computations may reflect rounding adjustments.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended March 31, 2016						Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$2,852	$2	$—	$—	$29	$2,883	(2)%	(3)%
Operating expenses	(1,909)	100	26	—	—	(1,783)	(14)	(6)
Restructuring charges (1)	(203)	—	—	—	—	(203)	—	—
Other income, net	15	—	2	—	—	17	50	42
Interest expense	(86)	—	—	—	—	(86)	(4)	(4)

Income from continuing operations before income taxes	669	102	28	—	29	828	8	(17)
Income tax expense	(204)	(33)	(7)	—	(11)	(255)	(2)	(11)

Income from continuing operations after tax	465	69	21	—	18	573	13	(19)
Income from continuing operations, net of tax, attributable to noncontrolling interests	(13)	—	—	—	—	(13)	8	8

Income from continuing operations, net of tax, attributable to McKesson Corporation	$452	$69	$21	$—	$18	$560	13%	(19)%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (2)	$1.97	$0.31	$0.09	$—	$0.07	$2.44 (3)	17%	(17)%

Diluted weighted average common shares	229	229	229	—	229	229	(3)%	(3)%

	Quarter Ended March 31, 2015
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Gross profit	$2,917	$2	$—	$—	$50	$2,969
Operating expenses	(2,217)	106	62	150	—	(1,899)
Other income, net	10	2	—	—	—	12
Interest expense	(90)	—	—	—	—	(90)

Income from continuing operations before income taxes	620	110	62	150	50	992
Income tax expense	(209)	(36)	(23)	—	(19)	(287)

Income from continuing operations after tax	411	74	39	150	31	705
Income from continuing operations, net of tax, attributable to noncontrolling interests	(12)	—	—	—	—	(12)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$399	$74	$39	$150	$31	$693

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (2)	$1.69	$0.31	$0.17	$0.64	$0.13	$2.94

Diluted weighted average common shares	236	236	236	236	236	236

(1)	During the fourth quarter of fiscal year 2016, the Company approved the Cost Alignment Plan and recorded pre-tax restructuring charges of $229 million. Charges were recorded as follows: $26 million in cost of sales and $203 million in operating expenses.
(2)	Certain computations may reflect rounding adjustments.
(3)	Adjusted Earnings per share on a Constant Currency basis for the fourth quarter of fiscal year 2016 was $2.46 per diluted share, which excludes the foreign currency exchange effect of $0.02 per diluted share.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Year Ended March 31, 2016						Change Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit (1) (4)	$11,416	$7	$—	$—	$244	$11,667	—%	(1)%
Operating expenses (2) (3)	(7,668)	423	110	—	—	(7,135)	(9)	(6)
Restructuring charges (4)	(203)	—	—	—	—	(203)		—
Other income, net	58	1	4	—	—	63	(8)	(3)
Interest expense	(353)	—	—	—	—	(353)	(6)	(6)

Income from continuing operations before income taxes	3,250	431	114	—	244	4,039	22	5
Income tax expense (5)	(908)	(136)	(36)	—	(95)	(1,175)	11	(1)

Income from continuing operations after tax	2,342	295	78	—	149	2,864	27	7
Income from continuing operations, net of tax, attributable to noncontrolling interests	(52)	—	—	—	—	(52)	(22)	(22)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$2,290	$295	$78	$—	$149	$2,812	29%	8%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (6)	$9.84	$1.27	$0.34	$—	$0.63	$12.08 (7)	31%	9%

Diluted weighted average common shares	233	233	233	—	233	233	(1)%	(1)%

	Year Ended March 31, 2015
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Gross profit	$11,411	$9	$1	$—	$337	$11,758
Operating expenses	(8,443)	483	223	150	—	(7,587)
Other income, net	63	2	—	—	—	65
Interest expense	(374)	—	—	—	—	(374)

Income from continuing operations before income taxes	2,657	494	224	150	337	3,862
Income tax expense	(815)	(157)	(78)	—	(131)	(1,181)

Income from continuing operations after tax	1,842	337	146	150	206	2,681
Income from continuing operations, net of tax, attributable to noncontrolling interests	(67)	—	—	—	—	(67)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$1,775	$337	$146	$150	$206	$2,614

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (6)	$7.54	$1.43	$0.63	$0.64	$0.87	$11.11

Diluted weighted average common shares	235	235	235	235	235	235

(1)	Fiscal year 2016 includes $76 million of net cash proceeds representing our share of antitrust legal settlements within our Distribution Solutions segment.
(2)	Fiscal year 2016 includes a pre-tax gain of $52 million ($29 million after-tax) recognized from the sale of our ZEE Medical business within our Distribution Solutions segment.
(3)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the sale of our nurse triage business within our Technology Solutions segment.
(4)	During the fourth quarter of fiscal year 2016, the Company approved the Cost Alignment Plan and recorded pre-tax restructuring charges of $229 million. Charges were recorded as follows: $26 million in cost of sales and $203 million in operating expenses.
(5)	Fiscal year 2016 includes a $19 million tax benefit related to enacted tax law changes in foreign jurisdictions and a $25 million tax benefit related to the reversal of a tax reserve.
(6)	Certain computations may reflect rounding adjustments.
(7)	Adjusted Earnings per share on a Constant Currency basis for fiscal year 2016 was $12.21 per diluted share, which excludes the foreign currency exchange effect of $0.13 per diluted share.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended March 31, 2016			Quarter Ended March 31, 2015			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$38,719	$—	$38,719	$36,861	$—	$36,861	$233	$38,952	$233	$38,952	5%		5%		6%		6%
International pharmaceutical distribution & services	5,771	—	5,771	5,852	—	5,852	209	5,980	209	5,980	(1)		(1)		2		2
Medical-Surgical distribution & services	1,454	—	1,454	1,436	—	1,436	—	1,454	—	1,454	1		1		1		1
Total Distribution Solutions	45,944	—	45,944	44,149	—	44,149	442	46,386	442	46,386	4		4		5		5
Technology Solutions - Products and Services	734	—	734	776	—	776	2	736	2	736	(5)		(5)		(5)		(5)
Revenues	$46,678	$—	$46,678	$44,925	$—	$44,925	$444	$47,122	$444	$47,122	4		4		5		5
GROSS PROFIT (1)
Distribution Solutions	$2,486	$30	$2,516	$2,536	$50	$2,586	$48	$2,534	$48	$2,564	(2)		(3)		—		(1)
Technology Solutions	366	1	367	381	2	383	(2)	364	(2)	365	(4)		(4)		(4)		(5)
Gross profit	$2,852	$31	$2,883	$2,917	$52	$2,969	$46	$2,898	$46	$2,929	(2)		(3)		(1)		(1)
OPERATING EXPENSES (2)
Distribution Solutions	$(1,686)	$118	$(1,568)	$(1,829)	$308	$(1,521)	$(43)	$(1,729)	$(39)	$(1,607)	(8)		3		(5)		6
Technology Solutions	(273)	8	(265)	(248)	8	(240)	(1)	(274)	(1)	(266)	10		10		10		11
Corporate	(153)	—	(153)	(140)	2	(138)	—	(153)	—	(153)	9		11		9		11
Operating expenses	$(2,112)	$126	$(1,986)	$(2,217)	$318	$(1,899)	$(44)	$(2,156)	$(40)	$(2,026)	(5)		5		(3)		7
OTHER INCOME, NET
Distribution Solutions	$11	$2	$13	$7	$2	$9	$—	$11	$—	$13	57		44		57		44
Technology Solutions	—	—	—	—	—	—	—	—	—	—	—		—		—		—
Corporate	4	—	4	3	—	3	—	4	—	4	33		33		33		33
Other income, net	$15	$2	$17	$10	$2	$12	$—	$15	$—	$17	50		42		50		42
OPERATING PROFIT
Distribution Solutions (1) (2)	$811	$150	$961	$714	$360	$1,074	$5	$816	$9	$970	14		(11)		14		(10)
Technology Solutions (1) (2)	93	9	102	133	10	143	(3)	90	(3)	99	(30)		(29)		(32)		(31)
Operating profit	904	159	1,063	847	370	1,217	2	906	6	1,069	7		(13)		7		(12)
Corporate (2)	(149)	—	(149)	(137)	2	(135)	—	(149)	—	(149)	9		10		9		10
Interest Expense	(86)	—	(86)	(90)	—	(90)	—	(86)	—	(86)	(4)		(4)		(4)		(4)
Income from continuing operations before income taxes	$669	$159	$828	$620	$372	$992	$2	$671	$6	$834	8		(17)		8		(16)
STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.77%		2.09%	1.62%		2.43%		1.76%		2.09%	15	bp	(34	) bp	14	bp	(34	) bp
Technology Solutions	12.67		13.90	17.14		18.43		12.23		13.45	(447)		(453)		(491)		(498)

(1)	Gross profit for fiscal year 2016 includes pre-tax restructuring charges associated with the Cost Alignment Plan of $5 million and $21 million within our Distribution Solutions segment and Technology Solutions segment.
(2)	Operating expenses for fiscal year 2016 include pre-tax restructuring charges associated with the Cost Alignment Plan of $156 million, $30 million and $17 million within our Distribution Solutions segment, Technology Solutions segment and Corporate.

For more	information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Year Ended March 31, 2016			Year Ended March 31, 2015			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$158,469	$—	$158,469	$143,711	$—	$143,711	$1,377	$159,846	$1,377	$159,846	10%		10%		11%		11%
International pharmaceutical distribution & services	23,497	—	23,497	26,358	—	26,358	3,024	26,521	3,024	26,521	(11)		(11)		1		1
Medical-Surgical distribution & services	6,033	—	6,033	5,907	—	5,907	1	6,034	1	6,034	2		2		2		2
Total Distribution Solutions	187,999	—	187,999	175,976	—	175,976	4,402	192,401	4,402	192,401	7		7		9		9
Technology Solutions - Products and Services	2,885	—	2,885	3,069	—	3,069	11	2,896	11	2,896	(6)		(6)		(6)		(6)
Revenues	$190,884	$—	$190,884	$179,045	$—	$179,045	$4,413	$195,297	$4,413	$195,297	7		7		9		9
GROSS PROFIT (3)
Distribution Solutions (1)	$9,948	$245	$10,193	$9,937	$339	$10,276	$422	$10,370	$422	$10,615	—		(1)		4		3
Technology Solutions (2)	1,468	6	1,474	1,474	8	1,482	(8)	1,460	(8)	1,466	—		(1)		(1)		(1)
Gross profit	$11,416	$251	$11,667	$11,411	$347	$11,758	$414	$11,830	$414	$12,081	—		(1)		4		3
OPERATING EXPENSES (6)
Distribution Solutions (4)	$(6,436)	$497	$(5,939)	$(6,938)	$803	$(6,135)	$(370)	$(6,806)	$(342)	$(6,281)	(7)		(3)		(2)		2
Technology Solutions (5)	(951)	34	(917)	(1,039)	40	(999)	(9)	(960)	(9)	(926)	(8)		(8)		(8)		(7)
Corporate	(484)	2	(482)	(466)	13	(453)	(1)	(485)	(1)	(483)	4		6		4		7
Operating expenses	$(7,871)	$533	$(7,338)	$(8,443)	$856	$(7,587)	$(380)	$(8,251)	$(352)	$(7,690)	(7)		(3)		(2)		1
OTHER INCOME, NET
Distribution Solutions	$41	$5	$46	$48	$2	$50	$4	$45	$5	$51	(15)		(8)		(6)		2
Technology Solutions	2	—	2	3	—	3	—	2	—	2	(33)		(33)		(33)		(33)
Corporate	15	—	15	12	—	12	—	15	—	15	25		25		25		25
Other income, net	$58	$5	$63	$63	$2	$65	$4	$62	$5	$68	(8)		(3)		(2)		5
OPERATING PROFIT
Distribution Solutions (1) (3) (4) (6)	$3,553	$747	$4,300	$3,047	$1,144	$4,191	$56	$3,609	$85	$4,385	17		3		18		5
Technology Solutions (2) (3) (5) (6)	519	40	559	438	48	486	(17)	502	(17)	542	18		15		15		12
Operating profit	4,072	787	4,859	3,485	1,192	4,677	39	4,111	68	4,927	17		4		18		5
Corporate (6)	(469)	2	(467)	(454)	13	(441)	(1)	(470)	(1)	(468)	3		6		4		6
Interest Expense	(353)	—	(353)	(374)	—	(374)	(6)	(359)	(6)	(359)	(6)		(6)		(4)		(4)
Income from continuing operations before income taxes	$3,250	$789	$4,039	$2,657	$1,205	$3,862	$32	$3,282	$61	$4,100	22		5		24		6
STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.89%		2.29%	1.73%		2.38%		1.88%		2.28%	16	bp	(9	) bp	15	bp	(10	) bp
Technology Solutions	17.99		19.38	14.27		15.84		17.33		18.72	372		354		306		288

(1)	Fiscal year 2016 reflects $76 million of net cash proceeds representing our share of antitrust legal settlements.
(2)	Fiscal year 2015 reflects a non-cash pre-tax charge of $34 million primarily relating to depreciation and amortization expense due to the reclassification of the workforce business within our International Technology business from discontinued operations to continuing operations. The charge was primarily recorded in cost of sales.
(3)	Gross profit for fiscal year 2016 includes pre-tax restructuring charges associated with the Cost Alignment Plan of $5 million and $21 million within our Distribution Solutions segment and Technology Solutions segment.
(4)	Fiscal year 2016 includes a pre-tax gain of $52 million ($29 million after-tax) recognized from the sale of our ZEE Medical business.
(5)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the sale of our nurse triage business.
(6)	Operating expenses for fiscal year 2016 include pre-tax restructuring charges associated with the Cost Alignment Plan of $156 million, $30 million and $17 million within our Distribution Solutions segment, Technology Solutions segment and Corporate.

For more	information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)—BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended March 31, 2016				Quarter Ended March 31, 2015
	Distribution Solutions	Technology Solutions	Corporate	Total	Distribution Solutions	Technology Solutions	Corporate	Total
As Reported (GAAP):
Revenues	$45,944	$734	$—	$46,678	$44,149	$776	$—	$44,925

Income from continuing operations before interest expense and income taxes (1)	$811	$93	$(149)	$755	$714	$133	$(137)	$710

Pre-Tax Adjustments:
Amortization of acquisition-related intangibles	$93	$9	$—	$102	$99	$10	$1	$110
Acquisition expenses and related adjustments	28	—	—	28	61	—	1	62
Claim and litigation reserve adjustments	—	—	—	—	150	—	—	150
LIFO-related adjustments	29	—	—	29	50	—	—	50

Total pre-tax adjustments	$150	$9	$—	$159	$360	$10	$2	$372

Adjusted Earnings (Non-GAAP):
Revenues	$45,944	$734	$—	$46,678	$44,149	$776	$—	$44,925

Income from continuing operations before interest expense and income taxes (1)	$961	$102	$(149)	$914	$1,074	$143	$(135)	$1,082

(1)	Fiscal year 2016 includes pre-tax restructuring charges associated with the Cost Alignment Plan of $229 million. Pre-tax charges were recorded as follows: $161 million, $51 million and $17 million within our Distribution Solutions segment, Technology Solutions segment and Corporate.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Year Ended March 31, 2016				Year Ended March 31, 2015
	Distribution Solutions	Technology Solutions	Corporate	Total	Distribution Solutions	Technology Solutions	Corporate	Total
As Reported (GAAP):
Revenues	$187,999	$2,885	$—	$190,884	$175,976	$3,069	$—	$179,045

Income from continuing operations before interest expense and income taxes (1) (2) (3) (4) (5)	$3,553	$519	$(469)	$3,603	$3,047	$438	$(454)	$3,031

Pre-Tax Adjustments:
Amortization of acquisition-related intangibles	$391	$40	$—	$431	$445	$48	$1	$494
Acquisition expenses and related adjustments	112	—	2	114	212	—	12	224
Claim and litigation reserve adjustments	—	—	—	—	150	—	—	150
LIFO-related adjustments	244	—	—	244	337	—	—	337

Total pre-tax adjustments	$747	$40	$2	$789	$1,144	$48	$13	$1,205

Adjusted Earnings (Non-GAAP):
Revenues	$187,999	$2,885	$—	$190,884	$175,976	$3,069	$—	$179,045

Income from continuing operations before interest expense and income taxes (1) (2) (3) (4) (5)	$4,300	$559	$(467)	$4,392	$4,191	$486	$(441)	$4,236

(1)	Fiscal year 2016 reflects $76 million of net cash proceeds representing our share of antitrust legal settlements within our Distribution Solutions segment.
(2)	Fiscal year 2015 reflects a non-cash pre-tax charge of $34 million primarily relating to depreciation and amortization expense due to the reclassification of the workforce business within our International Technology business from discontinued operations to continuing operations. The charge was primarily recorded in cost of sales.
(3)	Fiscal year 2016 includes a pre-tax gain of $52 million ($29 million after-tax) recognized from the sale of our ZEE Medical business within our Distribution Solutions segment.
(4)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the sale of our nurse triage business within our Technology Solutions segment.
(5)	Fiscal year 2016 includes pre-tax restructuring charges associated with the Cost Alignment Plan of $229 million. Pre-tax charges were recorded as follows: $161 million, $51 million and $17 million within our Distribution Solutions segment, Technology Solutions segment and Corporate.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	March 31,	March 31,
	2016	2015
ASSETS
Current Assets
Cash and cash equivalents	$4,048	$5,341
Receivables, net	17,980	15,914
Inventories, net	15,335	14,296
Prepaid expenses and other	1,074	1,119

Total Current Assets	38,437	36,670
Property, Plant and Equipment, Net	2,278	2,045
Goodwill	9,786	9,817
Intangible Assets, Net	3,021	3,441
Other Noncurrent Assets	3,041	1,897

Total Assets	$56,563	$53,870

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities
Drafts and accounts payable	$28,585	$25,166
Short-term borrowings	7	135
Deferred revenue	919	1,078
Deferred tax liabilities	—	1,820
Current portion of long-term debt	1,612	1,529
Other accrued liabilities	3,948	3,769

Total Current Liabilities	35,071	33,497
Long-Term Debt	6,535	8,180
Long-Term Deferred Tax Liabilities	2,734	859
Other Noncurrent Liabilities	1,809	1,863

Redeemable Noncontrolling Interests	1,406	1,386

McKesson Corporation Stockholders’ Equity	8,924	8,001
Noncontrolling Interests	84	84

Total Equity	9,008	8,085

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$56,563	$53,870

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Year Ended March 31,
	2016	2015
OPERATING ACTIVITIES
Net income	$2,310	$1,543
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	885	1,017
Other deferred taxes	64	171
Share-based compensation expense	123	174
LIFO charges	244	337
Gain from sales of businesses	(103)	—
Other non-cash items	116	288
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(1,957)	(2,821)
Inventories	(1,251)	(2,144)
Drafts and accounts payable	3,302	4,718
Deferred revenue	(120)	(141)
Taxes	(78)	(222)
Claims and Litigation charges	—	150
Other	137	42

Net cash provided by operating activities	3,672	3,112

INVESTING ACTIVITIES
Property acquisitions	(488)	(376)
Capitalized software expenditures	(189)	(169)
Acquisitions, less cash and cash equivalents acquired	(40)	(170)
Proceeds from sales of businesses	210	15
Restricted cash for acquisitions	(939)	—
Other	(111)	23

Net cash used in investing activities	(1,557)	(677)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	1,561	3,100
Repayments of short-term borrowings	(1,688)	(3,152)
Proceeds from issuances of long-term debt	—	3
Repayments of long-term debt	(1,598)	(353)
Common stock transactions:
Issuances	123	152
Share repurchases, including shares surrendered for tax withholding	(1,612)	(450)
Dividends paid	(244)	(227)
Other	5	(41)

Net cash used in financing activities	(3,453)	(968)

Effect of exchange rate changes on cash and cash equivalents	45	(319)

Net increase (decrease) in cash and cash equivalents	(1,293)	1,148
Cash and cash equivalents at beginning of period	5,341	4,193

Cash and cash equivalents at end of period	$4,048	$5,341

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the company’s financial results as determined by generally accepted accounting principles (“GAAP”), McKesson Corporation (the “Company” or “we”) also presents the following non-GAAP measures in this press release. The Company believes the presentation of non-GAAP measures provides useful supplemental information to investors with regard to its core operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

•	Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments and Last-In-First-Out (“LIFO”) inventory-related adjustments, as well as the related income tax effects. The Company evaluates its definition of Adjusted Earnings on a periodic basis and updates the definition from time to time. The evaluation considers both the quantitative and qualitative aspect of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Amortization of acquisition-related intangibles - Amortization expense of acquired intangible assets purchased in connection with business acquisitions by the Company.

Acquisition expenses and related adjustments - Transaction and integration expenses that are directly related to business acquisitions by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts, and gains or losses on business combinations.

Claim and litigation reserve adjustments - Adjustments to the Company’s reserves, including accrued interest, for estimated probable losses for its Controlled Substance Distribution Claims and the Average Wholesale Price litigation matters, as such terms are defined in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

LIFO-related adjustments - Last-In-First-Out (“LIFO”) inventory-related adjustments.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•	Constant Currency (Non-GAAP): To present our financial results on a constant currency basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per diluted share on a constant currency basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental constant currency information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

The Company internally uses non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its business worldwide in local currencies, including Euro, British pound and Canadian dollar. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present constant currency information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. Nonetheless, non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.

****

Euro to U.S. Dollar Average Foreign Exchange Rates by Quarter

Our international pharmaceutical distribution and services business reflects the results from Celesio AG (“Celesio”). Celesio independently reports its financial results in Euros. Our financial results for the fourth quarter and fiscal year 2016, as provided on a constant currency basis, exclude primarily the effects of the Euro to the U.S. dollar exchange rate fluctuations between the current periods and the comparable periods previously reported.

	Euro to $1 U.S. Dollar *
	Fiscal 2015	Fiscal 2016
First Quarter	1.37	1.10
Second Quarter	1.33	1.11
Third Quarter	1.25	1.09
Fourth Quarter	1.13	1.10

*	Quarterly exchange rates are computed as a simple average using the average monthly Euro to U.S. dollar exchange rate as reported by the European Central Bank.